                     STOCKHOLDER VOTING AND OPTION AGREEMENT

         AGREEMENT, dated as of November 11, 1997 between Tekni-Plex, Inc., a Delaware corporation ("Buyer"), and the persons listed on the signature pages hereto (each a "Stockholder" and collectively the "Stockholders").

         WHEREAS, in order to induce Buyer and P.T. Holding, Inc., a Delaware corporation and a wholly-owned subsidiary of Buyer ("Merger Subsidiary"), to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), with PureTec Corporation, a Delaware corporation (the "Company"), Buyer has requested the Stockholders, and the Stockholders have agreed, to enter into this Agreement with respect to all shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") that such Stockholders beneficially own and any additional shares acquired by the Stockholders (whether by purchase or otherwise) after the date of this Agreement (the "Shares").

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1

           GRANT OF PROXY; VOTING AGREEMENT; AGREEMENT TO REPAY LOANS

         SECTION 1.1. Voting Agreement. (a) Each Stockholder hereby agrees to vote all Shares that such Stockholder is entitled to vote, in favor of the approval and adoption of the Merger Agreement, the Merger and all agreements related to the Merger and any actions related thereto at any meeting of the stockholders of the Company, and at any adjournment thereof, at which such Merger Agreement and other related agreements (or any amended version thereof), or such other actions, are submitted for the consideration and vote of the stockholders of the Company. Each Stockholder hereby agrees that, from the date hereof until the earlier of (x) the consummation of the Merger and (y) the termination of the Merger Agreement it will not vote any Shares in favor of the approval of any (i) Acquisition Proposal, (ii) reorganization, recapitalization, liquidation or winding up of the Company or any other extraordinary transaction involving the Company, (iii) corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the

Merger Agreement or (iv) other matter relating to, or in connection with, any of the foregoing matters.

         (b) The Stockholders make no agreement or understanding herein in their capacities as directors or officers of the Company. Each Stockholder signs solely in his capacity as a recordholder and/or beneficial owner of Shares, and nothing herein shall limit or affect any actions taken in such Stockholder's capacity as an officer or director of the Company.

         SECTION 1.2. Irrevocable Proxy. Each Stockholder hereby revokes any and all previous proxies granted with respect to the Shares. By entering into this

Agreement, each Stockholder hereby grants a proxy appointing Buyer as such Stockholder's attorney-in-fact and proxy, with full power of substitution, for and in such Stockholder's name, to vote, express, consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section
1.01 above as Buyer or its proxy or substitute shall, in Buyer's sole discretion, deem proper with respect to such Stockholder's Shares. The proxy granted by each Stockholder pursuant to this Article 1 is irrevocable and is granted in consideration of Buyer entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by each Stockholder shall be automatically revoked upon termination of the voting agreement of such Stockholder set forth in Section 1.01.

         SECTION 1.3. Agreement to Repay Loans. (a) Each Stockholder hereby agrees to repay in full any amounts, whether or not then due, borrowed from or otherwise owed to the Company or any Subsidiary prior to or simultaneously with the consummation of the Merger, unless such amounts owed have been offset in accordance with Section 1.03(b).

         (b) Each Stockholder hereby agrees and consents to the Company and its Subsidiaries offsetting any amounts owed, in any form, (including, without limitation, any Merger Consideration or amounts owed pursuant to Section 1.05(a) of the Merger Agreement or the plans and programs referred to in Section 5.08 of the Merger Agreement) to such Stockholder by the Company or any Subsidiary, with any amounts owed by such Stockholder to the Company or any Subsidiary whether or not then due and payable. Each Stockholder further agrees to fully cooperate with Buyer to effect the offset described herein and to execute and deliver, or cause to be executed and delivered, all further documents and instruments necessary or advisable to effect such offset.

                                  ARTICLE 2

                                 STOCK OPTION

         SECTION 2.1. Grant of Stock Option. (a) Each Stockholder hereby grants to Buyer an irrevocable option (the "Option") to purchase all of such Stockholder's Shares at a purchase price of $3.50 per Share (the "Purchase Price").

         (b) Upon the written request of Buyer, each Stockholder agrees to exercise its rights under any options, warrants or other securities convertible into shares of Common Stock (each a "Convertible Security") immediately prior to the Merger. Any Common Stock issued upon the conversion of any Convertible Security shall be deemed to be Shares subject to the terms of this Agreement.

         SECTION 2.2. Exercise of Option. (a) Subject to the conditions set forth in Section 2.05 hereof, the Option may be exercised by Buyer, in whole or in part, at any time or from time to time after the date hereof and on or prior to the later of (i) the 30th day after the termination of the Merger Agreement and (ii) in the event an Acquisition Proposal is made to the Company at any time prior to the 30th day after the termination of the Merger Agreement, the 90th day after the termination of the Merger Agreement (the "Option Expiry Date"). In the event Buyer wishes to exercise the Option for all or some of the Shares, Buyer shall send a written notice (the "Exercise Notice") to the Escrow Agent (as defined in Section 2.04) specifying the total number of Shares it wishes to purchase pursuant to such exercise and the place, the date (not less than one nor more than 20 business days from the date of the Exercise Notice), and the time for the closing of such purchase, provided that such date and time may be earlier than one day after the Exercise Notice if reasonably practicable. Each closing of a purchase of Shares (an "Option Closing") shall take place at the place, on the date and at the time designated by Buyer in its Exercise Notice, provided that if, at the date of the Option Closing herein provided for, the conditions set forth in Section 2.05 shall not have been satisfied (or waived by the Stockholder), Buyer may postpone the Option Closing until a date within five business days after such conditions are satisfied.

         (b) Buyer shall not be under any obligation to deliver any Exercise Notice and may allow the Option to terminate without purchasing any Shares hereunder; provided however that once Buyer has delivered to the Stockholders an Exercise Notice, subject to the terms and conditions of this Agreement, Buyer shall be bound to effect the purchase as described in such Exercise Notice.

         SECTION 2.3. Option Closing. (a) Each Stockholder shall cause the Escrow Agent to deliver to Buyer a certificate or certificates (the "Certificates") representing (or cause to be made book entry delivery to an account designated by

Buyer of) such Stockholder's Shares, in the case of certificates, duly endorsed or accompanied by stock powers duly executed in blank and (b) Buyer shall deliver to each Stockholder a certified or bank cashier's check or checks payable to or upon the order of such Stockholder in an amount equal to (i) the number of Shares being purchased from such Stockholder at such Option Closing multiplied by (ii) the Purchase Price (the "Purchase Amount").

         SECTION 2.4. Deposit in Escrow. Upon request, each Stockholder shall execute and deliver to the Buyer and the escrow agent (the "Escrow Agent") a copy of an Escrow Agreement substantially in the form attached hereto as Annex A with such modifications as the Escrow Agent may require (the "Escrow Agreement") and deliver a certificate or certificates representing (or cause book entry delivery to be made to an account designated by the Escrow Agent of) all of such Stockholder's Shares to the Escrow Agent, duly endorsed in blank for transfer pursuant to the Escrow Agreement. In addition, each Stockholder shall promptly deliver certificates representing any additional Shares acquired after the date hereof to the Escrow Agent, duly endorsed in blank for transfer pursuant to the Escrow Agreement. All Shares so delivered to the Escrow Agent shall remain subject to the Escrow Agreement until the earlier of (i) the purchase of such Shares by the Buyer hereunder or (ii) the expiry of the Option.

         SECTION 2.5. Conditions to Stockholders' Obligations. The obligation of each Stockholder to sell Shares at any Option Closing is subject to the following conditions:

                  (a) The representations and warranties of Buyer contained in
         Article 4 shall be true and correct in all material respects on the date thereof.

                  (b) All waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") applicable to such exercise of the Option shall have expired or been terminated.

                  (c) There shall be no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, nor any statute, rule, regulation or order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining such exercise of the Option.

         Section 2.6. Adjustment Upon Change in Capitalization or Merger. In the event of any change in the Company's capital stock by reason of stock dividends, stock splits, mergers, consolidations, recapitalizations, combinations, conversions, exchanges of shares, extraordinary or liquidating dividends, or other changes in the corporate or capital structure of the Company which would have the effect of diluting or changing the Buyer's rights hereunder (excluding any effects of conversion of the Convertible Note), the number and kind of shares or securities subject to the Option and the purchase price per Share (but not the total purchase price) shall be appropriately and equitably adjusted so that the Buyer shall receive upon exercise of the Option the number and class of shares or other securities or property that the Buyer would have received in respect of the Shares purchasable upon exercise of the Option if the Option had been exercised immediately prior to such event. Each Stockholder shall take such steps in connection with such consolidation, merger, liquidation or other such action as may be necessary to assure that the provisions hereof shall thereafter apply as nearly as possible to any securities or property thereafter deliverable upon exercise of the Option.

                                    ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

         Each Stockholder represents and warrants to Buyer that:

         Section 3.1. Authorization. If such Stockholder is a corporate entity, the execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby are within the corporate powers of such Stockholder and have been duly authorized by all necessary corporate action. If such Stockholder is married and the Shares set forth on the signature page hereto opposite such Stockholder's name constitute community property under applicable laws, this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, such Stockholder's spouse. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement.


         Section 3.2. Non-Contravention. The execution, delivery and performance by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) if such Stockholder is a corporation, violate the certificate of incorporation or bylaws of such Stockholder, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which such Stockholder is entitled under any provision of any agreement or other instrument binding on such Stockholder or
(iv) result in the imposition of any Lien on any asset of such Stockholder.

         Section 3.3. Ownership of Shares. Such Stockholder is the sole, true, lawful, record and beneficial owner of such Stockholder's Shares and Convertible Securities, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of such Shares or Convertible Securities, as applicable). None of such Shares or Convertible Securities is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares. At any Option Closing, such Stockholder will convey good and valid title to such Shares and Convertible Securities being purchased free and clear of any and all claims, liens, charges, encumbrances and security interests. None of such Shares or Convertible

Securities is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares.

         Section 3.4. Total Shares. Except for the Shares and Convertible Securities set forth below such Stockholder's name on the signature page hereto, such Stockholder does not beneficially own any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

         Section 3.5. Binding Effect. This Agreement is the valid and binding Agreement of each Stockholder, enforceable against each Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally.

         Section 3.6. Finder's Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Buyer or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of any Stockholder.

                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to the Stockholders:

         Section 4.1. Corporate Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby are within the corporate powers of Buyer and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding Agreement of Buyer.

                                    ARTICLE 5

                            COVENANTS OF STOCKHOLDERS

         Each Stockholder hereby covenants and agrees that:

         Section 5.1. No Proxies for or Encumbrances on Shares. Until the expiry of the Option, except pursuant to the terms of this Agreement, such Stockholder shall not, without the prior written consent of Buyer, directly or indirectly,
(i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Shares. No Stockholder shall seek or solicit any such sale, assignment, transfer, encumbrance or other disposition or any such contract, option or other arrangement or understanding except as provided herein and each Stockholder agrees to notify Buyer promptly, and to provide all details requested by Buyer, if such Stockholder shall be approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing.

         Section 5.2. Appraisal Rights. Each Stockholder agrees not to exercise any rights (including, without limitation, under Section 262 of the General Corporation Law of the State of Delaware) to demand appraisal of any Shares which may arise with respect to the Merger. Each Stockholder agrees and consents to the actions taken by the Company with respect to the treatment of such Stockholder's Convertible Securities in connection with the Merger.


                                    ARTICLE 6

                                  MISCELLANEOUS

         Section 6.1. Further Assurances. Buyer and each Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement.

         Section 6.2. Amendments. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective.

         Section 6.3. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         Section 6.4. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that Buyer may transfer or assign its rights and obligations to any wholly-owned subsidiary of Buyer.

         Section 6.5. Governing Law. This Agreement shall construed in accordance with and governed by the laws of the State of Delaware.

         Section 6.6. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective as to each Stockholder when such

Stockholder shall have executed and delivered to Buyer a counterpart hereof signed by such Stockholder regardless of whether any other Stockholder has signed or does not sign this Agreement.

         Section 6.7. Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 6.8. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

         Section 6.9. Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations and which may be required under any agreements, contracts, commitments, instruments, understandings, arrangements or restrictions of any kind to which such party is a party or by which such party is governed or bound, to consummate and make effective the transactions contemplated by this Agreement, to obtain all necessary waivers, consents and approvals and effect; all necessary registrations and filings, including, but not limited to, filings under the HSR Act, responses to requests for additional information related to such filings, and submission of information requested by governmental authorities, and to rectify any event or circumstances which could impede consummation of the transactions contemplated hereby.

         Section 6.10. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to PureTec Corporation, 65 Railroad Avenue, Ridgefield, New Jersey 07657 and, in the case of any notice to any Stockholder, with a copy to David P. Falck, Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, NY 10004-1490.

         Section 6.11. Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive delivery of and payment for the Shares.

         Section 6.12. Capitalized Terms. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                         TEKNI-PLEX, INC.

                         By:   /s/ Dr. F. Patrick Smith
                               -------------------------------------------------
                               Name:    Dr. F. Patrick Smith
                               Title:   Chairman and Chief Executive
                               Officer

                               /s/ Fred Broling
                               -------------------------------------------------
                               Name: Fred Broling

                               Shares              Convertible
                               Owned               Securities Owned
                               -----               ----------------
                               1,450,753           200,000

                               /s/ David Katz
                               -------------------------------------------------
                               Name: David Katz

                               Shares              Convertible
                               Owned               Securities Owned
                               -----               ----------------
                               9,900                  208,300

                               /s/ Murray Fox
                               -------------------------------------------------
                               Name: Murray Fox

                               Shares              Convertible
                               Owned               Securities Owned
                               -----               ----------------
                               649,556              84,000

                               /s/ Leo Gans
                               -------------------------------------------------
                               Name: Leo Gans

                               Shares              Convertible
                               Owned               Securities Owned
                               -----               ----------------
                               427,394              150,000


                               /s/ Robert Guyett
                               -------------------------------------------------
                               Name: Robert Guyett

                               Shares              Convertible
                               Owned               Securities Owned
                               -----               ----------------
                               30,000                10,000

                               /s/ Werner Haase
                               -------------------------------------------------
                               Name: Werner Haase

                               Shares              Convertible
                               Owned               Securities Owned
                               -----               ----------------
                               60,000                30,000

                               /s/ Edward Hamway
                               -------------------------------------------------
                               Name: Edward Hamway

                               Shares              Convertible
                               Owned               Securities Owned
                               -----               ----------------
                               3,000                  20,000

                               /s/ Thomas Gilboy
                               -------------------------------------------------
                               Name: Thomas Gilboy

                               Shares              Convertible
                               Owned               Securities Owned
                               -----               ----------------
                               10,400                200,000

                               /s/ Paul Litwinczuk
                               -------------------------------------------------
                               Name: Paul Litwinczuk

                               Shares              Convertible
                               Owned               Securities Owned
                               -----               ----------------
                               115                     79,000


                         Recycling Enterprises, Inc.

                         By:   /s/ Murray T. Fox
                               -------------------------------------------------
                               Name:    Murray T. Fox
                               Title:   President

                               Shares              Convertible
                               Owned               Securities Owned
                               -----               ----------------
                               25,649                   0

                                                                         ANNEX A
                                                           to Stockholder Voting
                                                            and Option Agreement

                                ESCROW AGREEMENT

         AGREEMENT dated as of ___________, 19___ among Tekni-Plex, Inc., a Delaware corporation ("Buyer"), [name of stockholder] (the "Stockholder") and [name of escrow bank] (the "Escrow Agent").

         The parties hereto hereby agree as follows:

         1. (a) Pursuant to Section 2.04 of the Stockholder Voting and Option Agreement dated as of November 11, 1997 among Buyer, the Stockholder and the other stockholders listed on the signature pages thereto (the "Stockholder Agreement"), the Stockholder hereby delivers to the Escrow Agent a certificate or certificates representing the Shares held by such Stockholder (the "Certificates"). The Escrow Agent hereby acknowledges receipt of the Certificates in escrow pursuant to the terms and conditions of this Agreement.

         2. (a) Upon receipt of (i) a certificate of the Buyer stating that (x) all conditions set forth in the Stockholder Agreement have been met or waived pursuant to the terms thereof and (y) the Buyer has tendered the Purchase Price as provided therein and (ii) evidence from the Buyer that the Purchase Price has been so tendered, the Escrow Agent will deliver to the Buyer the Certificates.

         (b) The Escrow Agent will deliver the Certificates to the Buyer upon receipt of the certificate and evidence provided for paragraph 2(a) above in accordance with this Section 2, notwithstanding any claim given to, or demand made upon, the Escrow Agent or any action taken or threatened to be taken by any other person or entity. The Escrow Agent's obligation to so deliver such Certificates shall survive the death, disability, incapacity, incompetence or other circumstance relating to the Stockholder.

         (c) The Buyer will deliver simultaneously to the Stockholder copies of all certificates, evidences and instructions delivered to the Escrow Agent hereunder.

         3. Except pursuant to the terms and conditions of this Agreement or by joint written instructions signed by all parties hereto, the Escrow Agent shall not sell, transfer or otherwise dispose of in any manner the Shares.

         4. The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement.

         5. The Escrow Agent is not a party to, and is not bound by or charged with notice of, any agreement out of which this escrow may arise, including but not limited to the Stockholder Agreement.


         6. The Escrow Agent shall not be responsible for any failure or inability of the other parties hereof, or any one of them, to perform or comply with the provisions of this Agreement or the Stockholder Agreement.

         7. In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it in good faith to be genuine and signed by any party hereto or an authorized officer or agent thereof, and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument. The Escrow Agent may assume that any person purporting to give any notice in accordance with the provisions hereof has been duly authorized to do so.

         8. The Escrow Agent shall not be liable for any error or judgment, or any action taken, suffered or omitted to be taken hereunder except in the case of its negligence or willful misconduct, nor shall it be liable for the default or misconduct of any employee, agent or attorney appointed by it who shall have been selected with reasonable care.

         9. The Escrow Agent shall have no responsibility as to the validity or value of the Shares. The Escrow Agent shall have no duty as to the collection or protection of the Shares or income thereon, nor as to the preservation of any rights pertaining thereto, beyond the safe custody of any such securities actually in its possession.

         10. The Escrow Agent or any successor to it as escrow agent hereafter appointed may at any time resign and be discharged of the duties imposed hereunder by giving notice to each of the parties hereto, such resignation to take effect upon a successor escrow agent's acceptance of appointment.

         11. Upon execution of this Agreement, the Escrow Agent shall receive an acceptance fee in the amount to which the Escrow Agent and Buyer have heretofore agreed together with reasonable attorney's fees incurred in connection with the preparation of this Agreement.

         12. The Buyer will reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense, including, but not limited to, reasonable attorney's fees, incurred without negligence or willful misconduct on the part of the Escrow Agent arising our of or in connection with the acceptance of, or the performance of its duties and obligations under, this Agreement, as well as the reasonable costs and expenses of defending itself against any claim or liability arising out of or relating to this Agreement.

         13. All notices, requests, demands and other communications provided for by this Agreement (unless otherwise specified herein) shall be in writing and delivered by mail, telegram, telex or personal delivery and shall be given to all persons specified below, and shall be deemed given, if by telegram, telex or personal delivery when received, and if mailed, when mailed postage prepaid, registered or certified mail, and addressed to the respective parties as set forth below or at such other address as any party may specify to the other parties in writing (such change of address to become effective only upon receipt of such notification in writing).

         If to the Stockholder:





         If to the Buyer:





         If to the Escrow Agent:





         14. This Agreement shall terminate upon the earlier of (a) the transfer of the Stockholder's Shares to Buyer as provided in Section 3 of this Agreement or (b) the termination all obligations of the Stockholder under the Stockholder Agreement as provided therein. The Stockholder and Buyer shall give notice to the Escrow Agent of a termination of this Agreement pursuant to clause 14(b) above and, upon receipt of both such notices, the Stockholder's Shares held by the Escrow Agent pursuant hereto shall be returned immediately to the Stockholder.

         15. This Agreement shall be governed by and construed and enforced in accordance with the law of the State of Delaware.

         16. This Agreement may be amended, modified, superseded or canceled, and any of the terms hereof may be waived, only by written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any breach of any term contained in this Agreement shall be deemed to be or construed as a further or continuing waiver of any such breach in any subsequent instance or a waiver of any breach of any other term contained in this Agreement.

         17. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         18. Capitalized terms used herein shall have the meanings ascribed to such terms in the Stockholder Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                            TEKNI-PLEX, INC.

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            [Name of Escrow Agent]

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                               ---------------------------------
                                               [Name of Stockholder]